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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):   February 23, 2001


                          PROSPERITY BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)


            TEXAS                         000-25051             74-2331986
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization)                              Identification No.)

                4295 SAN FELIPE
                 HOUSTON, TEXAS                         77027
      (Address of principal executive offices)        (Zip Code)

      Registrant's telephone number, including area code:  (713) 693-9300



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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On February 23, 2001, Commercial Bancshares, Inc., a Texas corporation ("Commercial"), was merged ("Merger") with and into Prosperity Bancshares, Inc., a Texas corporation ("Prosperity"). Pursuant to the Agreement and Plan of Reorganization dated as of November 8, 2000 by and between Prosperity and Commercial ("Agreement"), each share of Commercial common stock outstanding as of the effective time of the merger was converted into 155 shares of Prosperity common stock. A total of approximately 2,800,385 shares of Prosperity common stock were issued to the shareholders of Commercial. In addition, options to acquire 86 shares of Commercial common stock were converted into options to acquire 13,330 shares of Prosperity common stock. The Merger will be accounted for as a pooling-of-interests.

     The purchase price for the Merger was determined by negotiations between the parties. No material relationships exist between Commercial and its wholly owned subsidiary, Heritage Bank, and Prosperity or any of its affiliates, any officers or directors of Prosperity or any associate of such officer or director.

     In connection with the Merger, Heritage Bank was merged with and into First Prosperity Bank ("Prosperity Bank"), a wholly owned subsidiary of Prosperity. Prosperity intends to continue operating the business of Commercial by integrating its operations with those of Prosperity and operating the existing locations of Heritage Bank as branches of Prosperity Bank.

     Commercial is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended, and does not engage in separate business activities of a material nature apart from the activities it performs for Heritage Bank, and it owns no significant assets other than its indirect ownership of 100% of the issued and outstanding capital stock of Heritage Bank. Heritage Bank provides commercial banking services to businesses and consumers from its main location in Wharton, Texas and ten other locations, seven in Houston and one in each of Magnolia, Liberty, and Cleveland, Texas.

     At December 31, 2000, Commercial had, on a consolidated basis, total assets of $443.0 million, total deposits of $399.3 million, total loans of $162.5 million and total shareholders' equity of $27.7 million.

     In connection with the Merger, Ned S. Holmes, Charles A. Davis, Jr., A. Virgil Pace, Jr. and H. E. Timanus, Jr. became directors of Prosperity and Ned
S. Holmes became Chairman of the Board. As a result of the Merger, (i) Ned S. Holmes beneficially owns 1,027,170 shares or 12.7% of the outstanding shares of Prosperity common stock, (ii) Charles A. Davis, Jr. beneficially owns 35,960 shares or 0.4% of the outstanding shares of Prosperity common stock, (iii) A. Virgil Pace, Jr. beneficially owns 98,890 shares or 1.2% of the outstanding Prosperity common stock, and (iv) H. E. Timanus, Jr. beneficially owns 246,760 shares or 3.1% of the outstanding shares of Prosperity common stock. As a condition to consummating the Merger, Prosperity Bank entered into an Employment Agreement with H. E. Timanus, Jr. which provides for an annual salary of $235,000. Mr. Timanus will serve as President and Chief Operating Officer of Prosperity Bank and Executive Vice President and

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Chief Operating Officer of Prosperity. The Employment Agreement is for an
initial term of three years and automatically renews each year thereafter unless terminated in accordance with its terms.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial statements of business acquired. Pursuant to item 7(a)(4), the financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 60 days of the date that this Form 8-K is required to be filed.

          (b) Pro forma financial information. Pursuant to items 7(a)(4) and 7(b)(2), the pro forma financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 60 days of the date that this Form 8-K is required to be filed.

          (c) Exhibits.   The following material is filed as an exhibit to this
Current Report on Form 8-K:

 Exhibit
  Number          Description of Exhibit
 --------         ----------------------

   2.1 Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and Commercial Bancshares, Inc. dated as of November 8, 2000 (incorporated herein by reference to Exhibit
                  2.1 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).

  10.1 Form of Employment Agreement by and between First Prosperity Bank and H. E. Timanus, Jr. (incorporated herein by reference to Exhibit 10.5 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PROSPERITY BANCSHARES, INC.



Dated: March 1, 2001        By:  /s/ David Zalman
                                ------------------------------------
                                David Zalman
                                President and Chief Executive Officer






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                                 EXHIBIT INDEX

 Exhibit
  Number                                    Description
----------                                  -----------
   2.1 Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and Commercial Bancshares, Inc. dated as of November 8, 2000 (incorporated herein by reference to Exhibit 2.1 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).

  10.1 Form of Employment Agreement by and between First Prosperity Bank and H. E. Timanus, Jr. (incorporated herein by reference to Exhibit
             10.5 to Prosperity's Registration Statement on Form S-4 (Registration No. 333-52342)).


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